As filed with the Securities and Exchange Commission on May 19, 2021

Registration Nos. 333-71481, 333-85638, 333-141493,

333-221839, 333-235510, 333-236813 and 333-250101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-71481

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85638

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141493

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-221839

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235510

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-236813

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-250101

UNDER

THE SECURITIES ACT OF 1933

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2400 Market Street, 4th Floor
Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

AUDACY EQUITY COMPENSATION PLAN

(FORMERLY KNOWN AS ENTERCOM EQUITY COMPENSATION PLAN)

(Full title of the plan)

Andrew P. Sutor, IV

Executive Vice President, Secretary

Audacy, Inc.

2400 Market Street, 4th Floor

Philadelphia, PA 19103

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Audacy, Inc., a Pennsylvania corporation (f/k/a Entercom Communications Corp.) (“Audacy”):

•	Registration Statement No. 333-71481, filed on January 29, 1999;

•	Registration Statement No. 333-85638, filed on April 5, 2002;

•	Registration Statement No. 333-141493, filed on March 22, 2007;

•	Registration Statement No. 333-221839, filed on November 30, 2017;

•	Registration Statement No. 333-235510, filed on December 13, 2019;

•	Registration Statement No. 333-236813, filed on March 2, 2020; and

•	Registration Statement No. 333-250101, filed on November 16, 2020.

The Registration Statements relate to shares of Audacy’s Class A common stock, par value $0.01 per share (“Class A Shares”), issuable under the Audacy Equity Compensation Plan (as amended, the “Plan”). This Amendment is being filed solely to reflect a change in the name of the Plan from “Entercom Equity Compensation Plan” to “Audacy Equity Compensation Plan,” which change was effected by amending the Plan on May 14, 2021.

An aggregate of 19,282,631 Class A Shares issuable under the Plan have previously been registered pursuant to the Registration Statements. The filing fee with respect to these Class A Shares was previously paid in connection with the filing of the Registration Statements. No additional securities are being registered pursuant to this Amendment.

PART II

Item 8. Exhibits.

Exhibit No.	Description

24.1	Powers of Attorney (included on the signature page hereto)

99.1*	Audacy Equity Compensation Plan (incorporated by reference to Exhibit 10.2 to Audacy, Inc.’s Current Report on Form 8-K (SEC File No. 001-14461) filed on May 19, 2021)

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on May 19, 2021.

AUDACY, INC.

By:	/s/ David J. Field
David J. Field
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints David J. Field and Andrew P. Sutor, IV, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statements referenced herein, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
Principal Executive Officer:

/s/ David J. Field	President, Chief Executive Officer	May 14, 2021
David J. Field

Principal Financial Officer:

/s/ Richard J. Schmaeling	Executive Vice President – Strategic initiatives	May 14, 2021
Richard J. Schmaeling	and Chief Financial Officer

Principal Accounting Officer:

/s/ Elizabeth Bramowski	Chief Accounting Officer	May 14, 2021
Elizabeth Bramowski	Treasurer and Controller

Directors:

/s/ David J. Field	Director, Chairman	May 14, 2021
David J. Field

/s/ Joseph M. Field	Director, Chairman Emeritus	May 14, 2021
Joseph M. Field

/s/ David J. Berkman	Director	May 14, 2021
David J. Berkman

/s/ Sean R. Creamer	Director	May 14, 2021
Sean R. Creamer

/s/ Louise C. Kramer	Director	May 14, 2021
Louise C. Kramer

/s/ Joel Hollander	Director	May 14, 2021
Joel Hollander

/s/ Mark R. LaNeve	Director	May 14, 2021
Mark R. LaNeve

/s/ David Levy	Director	May 14, 2021
David Levy

/s/ Susan K. Neely	Director	May 14, 2021
Susan K. Neely

/s/ Monique L. Nelson	Director	May 14, 2021
Monique L. Nelson